                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MC DERMOTT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[McDermott International, Inc. logo]
 MCDERMOTT INTERNATIONAL, INC.
--------------------------------------------------------------------------------

R. E. Tetrault                              1450 Poydras Street
Chairman of the Board and                   P.O. Box 61961
Chief Executive Officer                     New Orleans, Louisiana, 70161-1961

                                 March 30, 2000

Dear Shareholder:

     Last year, we changed our March 31 fiscal year end to a December 31 fiscal year end. Consequently, this year's Annual Meeting of Shareholders will be held earlier in the year than in the past. You are cordially invited to attend this year's meeting, which will be held on Tuesday, May 2, 2000, in the Grand Ballroom D and E of the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

     If your shares are held of record with First Chicago Trust Division of EquiServe, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in "street name"), they have enclosed a voting instruction form, which you should use to vote those shares. Whether you have the option to vote those shares by telephone or via the Internet is indicated on the voting instruction form.

     Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. If you attend the meeting, you may change your vote at that time.

     Thank you for your interest in our Company.

                                            Sincerely yours,

                                            /s/ R.E. TATRAULT

                                            R.E. TETRAULT

                         McDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                 P.O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70161-1961

                             ---------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     The 2000 Annual Meeting of the Shareholders of McDermott International, Inc., a Panama corporation (the "Company"), will be held in the Grand Ballroom D and E of the Sheraton New Orleans Hotel at 500 Canal Street, New Orleans, Louisiana, on Tuesday, May 2, 2000, at 9:30 a.m. local time, for the following purposes:

          1. To elect three Directors;

          2. To approve the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     If you were a shareholder as of the close of business on March 23, 2000, you are entitled to vote at the meeting and at any adjournment thereof.

     PLEASE INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED ON AT THE MEETING BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM, WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

     We have enclosed a copy of our report to shareholders for the nine-month period ended December 31, 1999 with this notice and proxy statement.

                                            By Order of the Board of Directors,

                                            /s/ JOHN T NESSER III
                                            JOHN T. NESSER, III
                                            Secretary

Dated: March 30, 2000

                             ---------------------

                        PROXY STATEMENT FOR 2000 ANNUAL
                            MEETING OF SHAREHOLDERS
                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
General Information.........................................     1
Voting Information..........................................     1
  Record Date and Who May Vote..............................     1
  How to Vote...............................................     1
  How to Change Your Vote...................................     2
  Quorum....................................................     2
  Proposals to be Voted on; Vote Required and How Votes are
     Counted................................................     2
  Confidential Voting.......................................     3
Election of Directors (Item 1)..............................     4
  Board of Directors and its Committees.....................     6
  Directors' Attendance and Compensation....................     7
Executive Officers..........................................     9
Security Ownership of Directors and Executive Officers......    10
Security Ownership of Certain Beneficial Owners.............    11
Report on Executive Compensation............................    12
Performance Graph...........................................    16
Compensation of Executive Officers..........................    17
  Summary Compensation Table................................    17
  Option Exercises and Period End Value Table...............    19
  Retirement Plans..........................................    19
Approval of Selection of Independent Accountants (Item 2)...    21
Certain Transactions........................................    21
Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................    22
Shareholders' Proposals.....................................    22

                              GENERAL INFORMATION

     We are mailing this proxy statement and accompanying proxy card to our shareholders beginning on March 30, 2000. Our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting to be held on May 2, 2000. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged Morrow & Co., Inc. to assist in the solicitation for a fee of $7,000, plus out-of-pocket expenses. In addition to solicitation by mail and by Morrow & Co., our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that they forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") or The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada, the trustees of those plans have sent you this proxy statement and a voting instruction form with which you may direct them on how to vote your plan shares.

                               VOTING INFORMATION

RECORD DATE AND WHO MAY VOTE

     Our Board of Directors selected March 23, 2000 as the record date (the "Record Date") for determining shareholders entitled to vote at the Annual Meeting. This means that if you were a registered shareholder with our transfer agent and registrar -- First Chicago Trust Division of EquiServe -- on the Record Date, you may vote your shares on the matters to be considered by our shareholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting. They have forwarded to you this proxy statement seeking your instruction on how you want your shares voted.

     On the Record Date, 59,948,132 shares of our Common Stock were outstanding. Each outstanding share of Common Stock entitles its holder to one vote on each matter to be acted on at the meeting. McDermott Incorporated, a subsidiary of ours, owned 100,000 shares of our Common Stock on the Record Date, but will not vote its shares at the Annual Meeting.

HOW TO VOTE

     You can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time. If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them and has enclosed a voting instruction form with this proxy statement. They will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed U.S. postage prepaid envelope. If your shares are held in street name and you want to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker or nominee.

     If your shares are held of record, you also will be able to give your proxy by calling a toll-free telephone number or using the Internet -- 24 hours a day, seven days a week. If your shares are held in street name, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares. In either case, you should refer to the instructions provided in the enclosed proxy card or voting instruction form. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

     You will receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (i.e., through different names or different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all of your shares.

HOW TO CHANGE YOUR VOTE

     You may change your proxy voting instructions at any time prior to shareholder vote at the Annual Meeting. For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

     For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a legal proxy from the broker or nominee that holds such shares for you.

QUORUM

     The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of Common Stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) also will count for quorum purposes.

PROPOSALS TO BE VOTED ON; VOTE REQUIRED AND HOW VOTES ARE COUNTED

     We are asking you to vote on the following:

     - the election of Robert L. Howard, Roger E. Tetrault and John N. Turner to Class III of our Board of Directors, with a term expiring at our Annual Meeting in 2003; and

     - the approval of our selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent accountants for the fiscal year ending December 31, 2000.

     Each proposal, including the election of directors, requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. In the election of directors, you may vote "FOR" all director nominees, "AGAINST" all director nominees or withhold your vote for any one or more of the director nominees. For the other proposal, you may vote "FOR" or "AGAINST" or abstain from voting. Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for a proposal, they have the same effect as an "AGAINST" vote. Your shares will be voted as you direct, including abstentions.

     If you submit a signed proxy card without specifying your vote, your shares will be voted "FOR" the election of all director nominees and the selection of PricewaterhouseCoopers as our independent accountants. If you hold your shares in street name and you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide.

     We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using its telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the meeting.

CONFIDENTIAL VOTING

     All voted proxies and ballots will be handled to protect your voting privacy as a shareholder. Your vote will not be disclosed except:

     - to meet any legal requirements;

     - in limited circumstances such as a proxy contest in opposition to our Board of Directors;

     - to permit independent inspectors of election to tabulate and certify your vote; or

     - to adequately respond to your written comments on your proxy card.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

     Our Articles of Incorporation provide for the classification of our Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual shareholders' meeting for the election of directors following the most recent election of directors for such class.

     The term of office of our Class III Directors -- Robert L. Howard, Roger E. Tetrault and John N. Turner -- will expire at this year's Annual Meeting. On the nomination of our Board of Directors, Messrs. Howard, Tetrault and Turner will stand for re-election as Class III Directors at this year's Annual Meeting. Although Mr. Turner has reached the mandatory retirement age of 70 for directors under our by-laws, on the recommendation of our Directors Nominating & Governance Committee, this limitation has been waived by our Board Directors as to Mr. Turner's continued service as a Company director for an additional three-year term. If elected, each of Messrs. Howard, Tetrault and Turner will hold office until our Annual Meeting in 2003 and a successor is elected and qualified.

     Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving. Set forth below under "Class I Directors" and "Class II Directors" are the names of our other directors. Class I Directors will continue to serve until our Annual Meeting of Shareholders in 2001, and Class II Directors will continue to serve until our Annual Meeting of Shareholders in 2002. All directors have been previously elected by the shareholders.

     Set forth below is certain information (ages as of May 2, 2000) with respect to each nominee for election as a director and each director of the Company.

                                                                                DIRECTOR
                       NAME AND PRINCIPAL OCCUPATION                       AGE    SINCE
                       -----------------------------                       ---  --------
                       CLASS III NOMINEES
                       Robert L. Howard................................... 63     1997
[Photo of Robert L.
  Howard]              Until his retirement in March 1995, he was Vice President
                       Domestic Operations, Exploration and Production, of Shell
                       Oil Company and President of Shell Western Exploration
                       and Production Inc. from 1992, and President of Shell
                       Offshore, Inc. from 1985. He is also a director of
                       Southwestern Energy Company and Ocean Energy, Inc.

                       Roger E. Tetrault.................................. 58     1997
[Photo of Roger E.
  Tetrault]            Chairman of the Board since June 1997 and Chief Executive
                       Officer and a director of the Company since March 1997.
                       Formerly, Mr. Tetrault was a Senior Vice President of
                       General Dynamics Corporation (a supplier of weapons
                       systems and services to the U.S. government and its
                       allies) and President of its Land Systems Division from
                       April 1993; Vice President of General Dynamics
                       Corporation and President of its Electric Boat Division
                       from August 1992 until April 1993; Vice President and
                       General Manager of General Dynamics Corporation's
                       Electric Boat Division from August 1991 until August
                       1992; and prior to that, he served as a Vice President
                       and Group Executive of the Company's subsidiary The
                       Babcock & Wilcox Company from 1990.

                                                                                 DIRECTOR
                       NAME AND PRINCIPAL OCCUPATION                        AGE   SINCE
                       -----------------------------                        ---  --------
                       John N. Turner...................................... 70     1993
[Photo of John N.
  Turner]              Partner, Miller Thomson (barristers & solicitors),
                       Toronto, Canada since 1990. Prior thereto, he was Prime
                       Minister of Canada and then Leader of Opposition of the
                       Parliament of Canada from 1984 to 1990. He is also a
                       director of E-L Financial Corporation, The Loewen Group
                       Inc. and Nexfor Inc.

                       CLASS I DIRECTORS

                       Philip J. Burguieres................................ 56     1990
[Photo of Philip J.
  Burguieres]          Chief Executive Officer of EMC Holdings, LLC, and Vice
                       Chairman, The McNair Group. Formerly, he served as
                       Chairman of the Board of Weatherford International, Inc.
                       (a diversified international energy services and
                       manufacturing company) from December 1992 to May 1998 and
                       as its President and Chief Executive Officer from April
                       1991 to October 1996. He is also a director of
                       Weatherford International, Inc., Chase Bank of Texas,
                       N.A., Denali Incorporated and Newfield Exploration
                       Company.

                       Bruce DeMars........................................ 64     1997
[Photo of Bruce
  DeMars]              Partner in the Trident Merchant Group. Admiral, United
                       States Navy (retired). From 1988 until his retirement
                       from the Navy in October 1996, he was Director, Naval
                       Nuclear Propulsion, a joint Department of the Navy/
                       Department of Energy program responsible for the design,
                       construction, maintenance, operation and final disposal
                       of reactor plants for the United States Navy. He is also
                       a director of Unicom Corporation and Commonwealth Edison
                       Corporation.

                       John W. Johnstone, Jr. ............................. 67     1995
[Photo of John W.
  Johnstone, Jr.]      Until his retirement in May 1996, he was Chairman of the
                       Board from 1988 and Chief Executive Officer from 1987 of
                       Olin Corporation (a manufacturer and supplier of
                       chemicals, metals, defense-related products and services,
                       and ammunition). He is also a director of Fortune Brands,
                       Inc., Phoenix Home Mutual Life Insurance Company and Arch
                       Chemicals, Inc.


                                                                                 DIRECTOR
                       NAME AND PRINCIPAL OCCUPATION                        AGE   SINCE
                       -----------------------------                        ---  --------
                       CLASS II DIRECTORS

                       Kathryn D. Sullivan................................. 48     1999
[Photo of Kathryn
  D. Sullivan]         President and Chief Executive Officer of the Ohio Center
                       for Science and Industry since 1996. Prior thereto, she
                       was Chief Scientist for the National Oceanic &
                       Atmospheric Administration from 1992 to 1996 and a NASA
                       space shuttle astronaut from 1978 to 1992. Dr. Sullivan
                       is also a director of American Electric Power Company,
                       Inc.

                       Richard E. Woolbert................................. 66     1996
[Photo of Richard
  E. Woolbert]         Until his retirement in January 1999, he was Executive
                       Vice President and Chief Administrative Officer of the
                       Company from February 1995. Previously, Mr. Woolbert was
                       Senior Vice President and Chief Administrative Officer of
                       the Company from August 1991.

                       Joe B. Foster....................................... 65     1999
[Photo of Joe B.
  Foster]              Interim Chairman of the Board, President and Chief
                       Executive Officer of Baker Hughes Incorporated (oilfield
                       services) since January 31, 2000. He is also the
                       non-executive Chairman of the Board of Newfield
                       Exploration Company (oil and gas exploration). From
                       January 1989 to January 31, 2000, Mr. Foster was the
                       Chairman of the Board and Chief Executive Officer of
                       Newfield Exploration Company. He was also Executive Vice
                       President of Tenneco Inc. from 1981 to 1988 and a
                       director of Tenneco Inc. from 1983 to 1988. Mr. Foster is
                       the immediate past Chairman of the National Petroleum
                       Council and a member of the Offshore Committee of the
                       Independent Petroleum Association of America. Mr. Foster
                       is also a director of New Jersey Resources Corporation.

BOARD OF DIRECTORS AND ITS COMMITTEES

     Our Board of Directors maintains the following committees:

     Audit Committee. Our Audit Committee is currently composed of Messrs. Turner (Chairman) and Howard and Dr. Sullivan. During the nine-month period ended December 31, 1999, the Audit Committee met three times. The functions of the Audit Committee currently include (1) reviewing the accounting principles and practices we employ and, to the extent the Audit Committee deems appropriate, employed by our subsidiaries, (2) meeting with our independent accountants to review their report on their examination of our accounts, their comments on our internal controls and the actions taken by our management with regard to those comments, (3) approving professional services, including non-audit services, rendered by our independent accountants, and (4) recommending annually to the Board of Directors the appointment of our independent accountants.

     The Securities and Exchange Commission ("SEC") and the New York Stock Exchange recently adopted new rules relating to audit committee duties, responsibilities and independence for publicly traded companies. We have reviewed and are currently updating our Audit Committee charter to comply with these new rules beginning with the first quarter of fiscal year 2000.

     Directors Nominating & Governance Committee. Our Directors Nominating & Governance Committee is currently composed of Messrs. Burguieres (Chairman), Foster and Woolbert. During the nine-month period ended December 31, 1999, the Directors Nominating & Governance Committee met two times. This committee recommends to our Board of Directors (1) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to our directors, and (2) nominees for election to our Board of Directors.

     Compensation Committee. Our Compensation Committee is currently composed of Messrs. Howard (Chairman), DeMars and Johnstone and Dr. Sullivan. During the nine-month period ended December 31, 1999, the Compensation Committee met six times. The Compensation Committee (1) determines the salaries of all our officers elected to their positions by our Board of Directors, and reviews and makes recommendations regarding the salaries of officers of our subsidiaries,
(2) administers and makes awards under our stock and supplemental compensation plans and programs, and (3) monitors and makes recommendations with respect to our and our subsidiaries' various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

     Special Committee. Our Special Committee is currently composed of Messrs. DeMars (Chairman), Turner and Woolbert. The Special Committee oversees and monitors the ongoing investigations by the Company, the U.S. Department of Justice and the SEC into alleged anti-competitive activity in our marine construction business, other possible violations of law and related matters. The Special Committee also monitors our overall compliance program.

     Finance Committee. Our Finance Committee is currently composed of Messrs. Johnstone (Chairman), Burguieres and Foster. The Finance Committee reviews and recommends for approval by the Board our strategic business and financial initiatives.

DIRECTORS' ATTENDANCE AND COMPENSATION

     Directors' Attendance and Fees; Insurance. During the nine-month period ended December 31, 1999, our Board of Directors held five meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served. Employee directors are not paid for their services as a director or as a member of any committee of the Board. All other directors are compensated as follows:

     - an annual stipend of $28,000, plus a fee of $2,500 for each Board meeting attended;

     - a fee of $1,000 for each telephonic Board meeting in which such director participates;

     - the Chairman of the Audit Committee receives an annual fee of $3,000;

     - each other member of the Audit Committee receives an annual fee of $2,000;

     - the Chairman of each other Board committee receives an annual fee of $2,500;

     - each other member of the other Board committees receives an annual fee of $1,750; and

     - each committee member also receives a fee of $1,650 for each committee meeting attended and a fee of $1,000 for each telephonic committee meeting in which such director participates.

     We also provide travel accident insurance and health care benefits to non-employee directors under the same terms and conditions applicable to employees.

     Directors Stock Plan. In addition to the fees and benefits provided to our directors described above, we have a directors stock plan under which we grant stock options and issue restricted stock to our non-employee directors. A maximum of 100,000 shares of our Common Stock may be issued under this plan, which we adopted and our shareholders approved in 1997. Under the directors stock plan:

     - each non-employee director is granted options to purchase 900, 300 and 300 shares of our Common Stock on the first day of the first, second and third years, respectively, of such director's term;

     - the options are granted at the fair market value of our Common Stock (average of high and low trading price) on the date of grant, become exercisable in full six months after the date of grant, and remain exercisable for ten years and one day after the date of grant;

     - each non-employee director also is granted rights to purchase 450, 150 and 150 restricted shares of our Common Stock on the first day of the first, second and third years, respectively, of such director's term at $1.00 per share;

     - shares of restricted stock are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of a director's term;

     - if a change in control of the Company occurs, all transfer restrictions and forfeiture provisions on restricted stock lapse and all outstanding stock options become immediately exercisable; and

     - for the nine-month period ended December 31, 1999, we granted 4,250 options to acquire Common Stock and 2,125 shares of restricted stock.

                               EXECUTIVE OFFICERS

     Set forth below is the age (as of May 2, 2000), the principal positions held with the Company or certain subsidiaries, and certain other business experience information for each of our executive officers who is not a director of the Company.

     Daniel R. Gaubert, 51, Senior Vice President and Chief Financial Officer of the Company since February 1997. Prior thereto, he was Vice President and Chief Financial Officer of the Company from September 1996; Vice President, Finance and Controller of the Company from February 1995; and Vice President and Controller of the Company from February 1992.

     John T. Nesser, III, 51, Senior Vice President, General Counsel and Corporate Secretary of the Company since January 2000, prior to which he was Vice President and Associate General Counsel from June 1999 and Associate General Counsel from October 1998. Prior thereto, he served as managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985.

     Robert H. Rawle, 52, President of the Company's subsidiary J. Ray McDermott, S.A. ("J. Ray McDermott") since January 1997. Previously, he was Vice President and Group Executive of J. Ray McDermott's North, Central and South America Operations from January 1996, prior to which, he was Vice President, Domestic Operations, of J. Ray McDermott from January 1995. From March 1993 to January 1995, he was Vice President of the Domestic Operations of the Company's Marine Construction Services Division.

     E. Allen Womack, Jr., 57, President of the Company's subsidiaries BWX Technologies, Inc. and McDermott Technology, Inc. and Chief Technical Officer. He was also an Executive Vice President of the Company from April 1998 until August 1999. Previously, he was Senior Vice President and Group Executive, Industrial Group, from September 1996; Senior Vice President and Group Executive, Shipbuilding and Industrial Group, from August 1995; and Senior Vice President, Research and Development and Contract Research Divisions, of The Babcock & Wilcox Company from February 1993.

     James F. Wood, 58, President of The Babcock & Wilcox Company. He was also an Executive Vice President of the Company and President of its Babcock & Wilcox Power Generation Group from October 1996 until August 1999. Prior thereto, he was Vice President and General Manager, Global Ventures and Power, of the Babcock & Wilcox Power Generation Group from June 1996. From January 1989 until January 1996, he was an officer of Wheelabrator Technologies, Inc. and certain of its subsidiaries.

     J. R. Woolsey, 52, Senior Vice President and Chief Administrative Officer of the Company since January 1999. Previously, he was Vice President, Business Venture Relations, of the Company from October 1997; and Vice President and General Manager, Nuclear Equipment Division, of the Company's Government Group from 1990. He has also been the Company's Compliance Director since November 1997.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of February 29, 2000 (except as otherwise noted), the number of shares of our Common Stock beneficially owned by each director or nominee as a director, each Named Executive Officer, as we define that term below under the caption "COMPENSATION OF EXECUTIVE OFFICERS," and all our directors and executive officers as a group, including shares which such persons have the right to acquire within 60 days on the exercise of stock options.

                                                                  SHARES
                                                               BENEFICIALLY
NAME                                                              OWNED
----                                                           ------------
Philip J. Burguieres(1).....................................       29,000
Bruce DeMars(2).............................................        4,736
Joe B. Foster(3)............................................        3,425
Daniel R. Gaubert(4)........................................      112,655
Robert L. Howard(5).........................................        5,810
John W. Johnstone, Jr.(6)...................................        9,055
Robert H. Rawle(7)..........................................      108,640
Kathryn D. Sullivan(8)......................................        1,575
Roger E. Tetrault(9)........................................      404,813
John N. Turner(10)..........................................       13,210
E. Allen Womack, Jr.(11)....................................      136,864
James F. Wood(12)...........................................       39,796
Richard E. Woolbert(13).....................................      255,313
All directors and executive officers as a group (15
  persons)..................................................    1,184,438

---------------

 (1) Shares owned by Mr. Burguieres include 4,350 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (2) Shares owned by Mr. DeMars include 1,850 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (3) Shares owned by Mr. Foster include 950 restricted shares of Common Stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (4) Shares owned by Mr. Gaubert include 88,842 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 14,385 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 1,244 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

 (5) Shares owned by Mr. Howard include 2,577 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 775 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (6) Shares owned by Mr. Johnstone include 2,700 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 600 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

 (7) Shares owned by Mr. Rawle include 72,765 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 26,481 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 1,670 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

 (8) Shares owned by Dr. Sullivan include 1,050 shares of Common Stock that she may acquire on the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which she has sole voting power but no dispositive power.

 (9) Shares owned by Mr. Tetrault include 320,596 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 33,122 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 570 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

(10) Shares owned by Mr. Turner include 3,350 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 750 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

(11) Shares owned by Mr. Womack include 97,600 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 15,445 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 2,330 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

(12) Shares owned by Mr. Wood include 38,995 shares of Common Stock that he may acquire on the exercise of stock options as described above. Also includes 776 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

(13) Shares owned by Mr. Woolbert include 185,152 shares of Common Stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of Common Stock as to which he has sole voting power but no dispositive power. Also includes 5 shares of Common Stock held in a custodial account for an immediate family member under the Uniform Gifts to Minors Act as to which Mr. Woolbert disclaims beneficial ownership. Also includes 1,779 shares of Common Stock held in the McDermott Thrift Plan as of December 31, 1999.

     Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of our Common Stock, except that the 1,184,438 shares of Common Stock beneficially owned by all directors and executive officers as a group constituted approximately 1.95% of the outstanding shares of our Common Stock on February 29, 2000, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of Common Stock, which is our only class of voting stock:

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL     PERCENT
TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP    OF CLASS(1)
--------------        ------------------------------------       ----------   -----------
Common Stock....  The Prudential Insurance Company of America    8,482,334(2)    14.2%
                  751 Broad Street
                  Newark, NJ 07102-3777
Common Stock....  Wellington Management Company, LLP             3,242,500(3)     5.4%
                  75 State Street
                  Boston, MA 02109

---------------

(1) Percent of class based on the outstanding shares of our Common Stock on February 29, 2000, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2) As reported on a Schedule 13G (Amendment No. 5) dated January 31, 2000.

(3) As reported on a Schedule 13G dated December 31, 1999.

                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

     Our Compensation Committee is comprised of four independent, non-employee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support our strategic business objectives and values. The duties of this committee include:

     - Reviewing and approving the design of our executive compensation programs and all salary arrangements that our executives receive;

     - Assessing the effectiveness of our executive compensation programs in light of our compensation policies; and

     - Evaluating executive performance.

COMPENSATION PHILOSOPHY

     The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. These strategies are to:

     - Maximize profits;

     - Increase shareholder value;

     - Strengthen cash flow;

     - Be the high-tech, low-cost provider of products and services within our markets; and

     - Pursue internal and external initiatives for growth.

     The Compensation Committee's philosophy for executive compensation is to:

     - Emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

     - Reflect positive, as well as negative, Company and individual performance in pay;

     - Emphasize equity-based compensation for Company executives to reinforce our management's focus on shareholder value; and

     - Provide competitive pay opportunities that will attract, retain and develop executive talent.

     Our executives participate in a comprehensive compensation program built around this four-pronged philosophy. The key components of this program include base salary, annual bonus opportunities, long-term equity-based incentives (stock options and performance stock awards of restricted shares) and benefits.

     To ensure that our executive compensation levels are comparable to median market practices, competitive market data is collected from multiple external sources. The data is collected both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies that have national and international business operations and sales volumes, market capitalizations, employment levels and one or more lines of business that are similar to ours. The Compensation Committee reviews and approves the selection of companies used for this purpose. This comparison group is more broad-based than the companies included in the peer group reflected in the performance graph included in this proxy statement. This market information, which the Compensation Committee reviews annually, is used for assessing all components of our executive compensation program. In connection with our annual review, we utilized the services of The Hay Consulting Group, an executive compensation consulting firm to provide an independent overcheck of our own analysis. The Compensation Committee believes that, taken as a whole, our executive compensation program is competitive within our industries.

     When setting compensation levels, the Compensation Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for individual compensation plans. The Compensation Committee uses a combination of the results of performance-based compensation formulas and discretion, depending on the particular component involved. Each component of our executive compensation program is discussed in greater detail below.

BASE SALARY

     Generally, salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based on performance. When making annual adjustments, a qualitative assessment of performance is conducted, which considers many factors including individual performance, both past and present. The factors used in making this evaluation may vary by position.

     For the nine-month period ended December 31, 1999, Mr. Tetrault's annualized base salary was $740,040. On March 1, 2000, his salary was increased 8.1% to $800,000. Mr. Tetrault's salary reflects the Compensation Committee's evaluation of Mr. Tetrault's individual contribution to the Company's financial performance for the last year as well as competitive data for chief executive officers of comparable companies as previously described. Mr. Tetrault's base salary approximates the median base salary for comparable chief executive officer positions.

ANNUAL BONUS

     As part of the short-term component of our overall executive compensation program, we provide annual bonus opportunities under our Variable Supplemental Compensation Plan. Our shareholders initially approved the current version of this plan in 1994. Payments under the plan are intended to comply with the tax deductibility requirements under Section 162(m) of the Internal Revenue Code. In accordance with the requirements of Section 162(m), our shareholders reapproved the plan in 1999.

     For the nine-month period ended December 31, 1999, as in the prior fiscal year, the bonuses under the plan were tied to net income return on capital. The plan is formula driven and self-funded, based on a minimum level of financial performance to be achieved each year (8% adjusted net income return on capital for the corporate staff, including the Chief Executive Officer). Our executive's bonus opportunities under the plan are expressed as a targeted percent of base salary based on his or her title and position within the Company or its subsidiaries. These targets, like base salary, are set at approximately the median market levels, as indicated by a survey of a group of similar companies. For a full 12-month fiscal year, the Chief Executive Officer had a bonus target of 80% of base salary. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Executives only receive payments under the plan if the minimum level of financial performance is reached. Financial performance at the minimum level results in bonuses of one-half the targeted amounts. If the minimum level of financial performance is exceeded, bonus payments are increased. The Compensation Committee considers annual bonus awards when it reviews the Company's financial performance after the close of each fiscal year. Adjustments to net income for determination of bonus awards usually exclude the negative impact of any changes in accounting principles, any unusual or nonrecurring events and extraordinary items.

     For the nine-month period ended December 31, 1999, the Chief Executive Officer's bonus target was 60% of his base salary. Mr. Tetrault's bonus payment for that period was $293,056, which represents 39.6% of his base salary in effect at the beginning of that period. The Compensation Committee determined bonus amounts for other executives (including executives of The Babcock & Wilcox Company) based on the same general factors.

LONG-TERM INCENTIVES

     Our 1996 Officer Long-Term Incentive Plan provides our executives with equity-based opportunities to earn additional compensation based on Company and stock performance over the mid- to long-term. The Compensation Committee believes that our use of these incentives focuses management on the best interests of shareholders.

     The Compensation Committee considers the following factors when determining award sizes:

     - Various financial performance criteria (which may include return on capital or assets, profitability and shareholder return);

     - Level of responsibility;

     - Prior experience;

     - Historical award data; and

     - Market practices among similar companies.

Weighting between the factors listed above is informal, not quantitative.

     Stock Options. Stock options are granted to our executives to provide an equity-based incentive component to their compensation. Under our 1996 Officer Long-Term Incentive Plan, the Company grants stock options at exercise prices equal to fair market value of the underlying common stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant.

     We did not grant any stock options to any of the Company's or its subsidiaries' current officers or employees during the nine-month period ended December 31, 1999. However, in connection with our acquisition of the publicly held minority interest in our subsidiary J. Ray McDermott in July 1999 (the "JRM merger"), several executive officers of J. Ray McDermott (including Mr. Tetrault) received Company stock options with an equivalent value for their outstanding J. Ray McDermott stock options. In that connection, Mr. Tetrault received 46,672 Company stock options in exchange for the 36,360 J. Ray McDermott stock options that he held at the time of the JRM merger.

     The Compensation Committee anticipates that, in late March 2000, we will grant stock options to our officers and senior managers with ten-year terms that vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, because of its concern about the Company's ability to retain key employees in the current business environment, the Compensation Committee is considering providing officers and all other key employees of the Company and its subsidiaries (including The Babcock & Wilcox Company and its subsidiaries) with the opportunity to convert their outstanding stock options into deferred restricted stock units of equivalent economic value, 50% of which would vest upon The Babcock & Wilcox Company's emergence from its Chapter 11 reorganization proceeding with the other 50% vesting a year later (and all amounts vesting no later than five years after grant).

     Performance Shares. Beginning in 1998, the Compensation Committee increased the "at risk" component of the Company's restricted stock program by tying the number of restricted shares awarded, if any, to future stock performance. Under this program, our executives receive performance stock awards of restricted stock ("Performance Shares") based on salary multiples corresponding to their titles and positions with the Company and its subsidiaries. Performance Shares are made as notional grants of restricted stock. No shares are issued by the Company at the time of the grant. The number of shares of restricted stock actually received by a participant, if any, is determined on the second anniversary of the grant date by calculating the difference between the fair market value of a share of our Common Stock (based on the preceding 30 trading-day average) and the fair market value on the grant date. The difference is multiplied by the number of shares in an executive's notional grant, and the resulting product is divided by the fair market value of the Common Stock as of the second anniversary of the grant date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive's notional grant. The notional grant, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock on the second anniversary of the grant date, for which the executive is required to pay $1.00 per share. The restricted stock vests two years thereafter. Until then, the restricted shares are nontransferable and are subject to forfeiture under certain circumstances. The Compensation Committee believes that this program reinforces the importance of creating shareholder value because the ultimate size of each annual restricted stock award, if any, is based upon the future performance of the Common Stock.

     We did not grant any Performance Shares to any of the Company's or its subsidiaries' current officers or employees during the nine-month period ended December 31, 1999. In addition, no shares of Company restricted stock were issued during that period as a payout under any past Performance Share award. However, in connection with the JRM merger in July 1999, several J. Ray McDermott executive officers (including Mr. Tetrault) received, at their election, shares of Company restricted stock in lieu of pro-rata cash payments for their outstanding J. Ray McDermott Performance Shares. In that connection, Mr. Tetrault received 14,222 shares of Company restricted stock in lieu of a pro-rata cash payment (based on a $35.62 per share cash price) for his then outstanding 11,080 J. Ray McDermott Performance Shares. These shares of Company restricted stock will vest at the earlier of Mr. Tetrault's retirement or July 2001.

BENEFITS

     Benefits offered to our key executives serve a different purpose than the other elements of our compensation program. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits we offer to key executives are generally the same as those we offer to our general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

POLICY WITH RESPECT TO SECTION 162(m)

     Section 162(m) of the Internal Revenue Code limits our tax deductions relating to the compensation we pay certain executive officers, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by our shareholders. Our executive compensation plans have received shareholder approval and were prepared with the intention that our incentive compensation would qualify as performance-based compensation under Section 162(m).

     While the Compensation Committee intends to continue to rely on performance-based compensation programs, it is cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of the Company are achieved. To the extent consistent with this goal, the Compensation Committee anticipates those programs will continue to satisfy the requirements of Section 162(m).

CONCLUSION

     The Compensation Committee believes our executive compensation policies and programs serve the interests of our shareholders and the Company effectively, and that the various pay vehicles we offer are appropriately balanced to provide appropriate motivation for executives to contribute to our overall future success, thereby enhancing the value of the Company for our shareholders' benefit.

     We will continue to monitor the effectiveness of the Company's total compensation programs to meet the current needs of the Company.

March 1, 2000                               COMPENSATION COMMITTEE
                                            R.L. Howard, Chairman
                                            B. DeMars
                                            J.W. Johnstone, Jr.
                                            K.D. Sullivan

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return on our Common Stock from March 31, 1995 through December 31, 1999 with the cumulative total return of the Standard & Poor's 500 Index and a Peer Group Index reflecting our primary business segments. The Peer Group Index is composed of Chicago Bridge & Iron Company N.V., Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Ingersoll-Rand Company, Jacobs Engineering Group, Inc., Schlumberger Limited, Stone & Webster Inc. and Weatherford International Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             MCDERMOTT INTERNATIONAL, INC; S&P 500; AND PEER GROUP

                              [PERFORMANCE GRAPH]

* Assumes $100 invested on March 31, 1995 in our Common Stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                           3/31/95   3/31/96   3/31/97   3/31/98   3/31/99   12/31/99
                           -------   -------   -------   -------   -------   --------
McDermott International,
  Inc....................  $100.00   $ 73.71   $ 84.22   $163.71   $101.04   $ 36.53
S&P 500..................  $100.00   $132.00   $158.13   $233.85   $276.95   $319.26
Peer Group...............  $100.00   $139.82   $169.05   $236.93   $191.43   $209.27

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the annual and long-term compensation of our Chief Executive Officer ("CEO") and our other four highest paid executive officers (collectively, the "Named Executive Officers") for the nine-month period ended December 31, 1999 and the three fiscal years ended March 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                                                          ---------------------------------
                                                                                                  AWARDS            PAYOUTS
                                                          ANNUAL COMPENSATION(1)          -----------------------  -------
                                                   -------------------------------------              SECURITIES
                                                                                                      UNDERLYING
                                          PERIOD                          OTHER ANNUAL    RESTRICTED    STOCK      LTIP    ALL OTHER
NAME                 PRINCIPAL POSITION   ENDED     SALARY     BONUS     COMPENSATION(2)   STOCK(3)   OPTIONS(4)  PAYOUT    COMP.(5)
----                 -------------------  ------   --------   --------   ---------------  ----------  ----------  -------  ---------
R.E. Tetrault(6)...  Chairman & Chief     12/99    $555,030   $293,056      $ 11,446       $      0          0      $0       $3,858
                     Executive Officer     3/99    $666,670   $924,000      $     --       $      0    125,720      $0       $5,709
                                           3/98    $550,000   $756,000      $122,031       $      0     49,500      $0       $5,550
                                           3/97    $ 45,000   $336,000(7)   $     --       $582,863    422,340      $0       $1,413

R.H. Rawle.........  President, J. Ray    12/99    $266,715   $ 44,339      $     --       $      0          0      $0       $3,762
                     McDermott             3/99    $343,800   $378,180      $     --       $      0     36,040      $0       $5,508
                                           3/98    $275,040   $302,544      $     --       $      0     12,460      $0       $5,228
                                           3/97    $192,540   $      0      $     --       $      0     10,090      $0       $4,614

E.A. Womack, Jr. ... President, BWX        12/99   $277,830   $244,490      $     --       $      0          0      $0       $4,314
                     Technologies, Inc.    3/99    $359,640   $359,640      $     --       $      0     26,930      $0       $7,230
                     and McDermott         3/98    $332,140   $329,640      $     --       $      0     14,540      $0       $7,230
                     Technology, Inc.      3/97    $300,315   $      0      $ 32,530       $      0     17,290      $0       $5,594

J.F. Wood(8).......  President, The       12/99    $251,910   $164,875      $     --       $      0          0      $0       $3,788
                     Babcock & Wilcox      3/99    $305,040   $305,040      $     --       $      0     22,850      $0       $5,550
                     Company               3/98    $275,040   $275,040      $     --       $      0     12,130      $0       $5,550
                                           3/97    $186,472   $      0      $ 29,192       $      0     15,440      $0        4,890

D.R. Gaubert.......  Senior VP &          12/99    $233,325   $ 84,697      $    741       $      0          0      $0       $3,762
                     Chief Financial       3/99    $292,200   $292,200      $     --       $      0     17,960      $0       $5,168
                     Officer               3/98    $272,160   $272,160      $     --       $      0     15,270      $0       $4,914
                                           3/97    $242,280   $      0      $     --       $      0     18,290      $0       $4,614

---------------

(1) Includes salary and bonus earned in a fiscal period, whether or not deferred. Bonuses are paid after the fiscal period during which they are earned.

(2) Except as otherwise provided, the aggregate value of perquisites and other personal benefits received by a Named Executive Officer during a fiscal period are not included if they do not exceed the lesser of $50,000 or 10% of the total amount of such officer's annual salary and bonus for such period. For the nine-month period ended December 31, 1999, the amounts shown for Messrs. Tetrault and Gaubert are attributable to reimbursement for taxes relating to their personal use of Company aircraft. Fiscal year 1998 includes relocation expenses of $111,754 for Mr. Tetrault. Fiscal year 1997 includes $20,439 for cost of personal use of Company aircraft by Mr. Womack and $29,192 for relocation expenses for Mr. Wood.

(3) We stopped granting annual restricted stock awards to our officers in fiscal year 1997. However, Mr. Tetrault did receive a restricted stock award in fiscal year 1997 when he joined the Company. As of December 31, 1999, the total number of shares of restricted stock held by the Named Executive Officers (other than Mr. Wood, who holds no such shares) and their market values (based upon a closing market price on December 31, 1999 of $9.0625, less a $1.00 per share purchase price) are as follows:

                                                              SHARES OF        MARKET
     NAME                                                  RESTRICTED STOCK    VALUE
     ----                                                  ----------------   --------
     Tetrault............................................       33,122        $267,046
     Rawle...............................................       26,481        $213,503
     Womack..............................................       16,215        $130,733
     Gaubert.............................................       14,385        $115,979


     Dividends are paid on restricted stock at the same time and at the same rate as dividends paid to all shareholders. Grants of restricted stock generally vest 50% in five years with the remaining 50% vesting in three to ten years based on Company financial performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse.

     Beginning with fiscal year 1998, we began granting Performance Shares (rights to receive restricted stock based upon future stock performance) to our officers on an annual basis; however, no Performance Shares were granted to our officers during the nine-month period ended December 31, 1999.

(4) No options to purchase our Common Stock were granted during the nine-month period ended December 31, 1999. Stock option grants for previous fiscal years include options to acquire J. Ray McDermott common stock ("JRM Common Stock") granted to Messrs. Tetrault, Rawle and Gaubert in their capacity as officers of J. Ray McDermott as follows:

                                                   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
     NAME                                             1999          1998          1997
     ----                                          -----------   -----------   -----------
     Tetrault....................................    26,860         9,500        108,000
     Rawle.......................................    36,040        12,460         10,090
     Gaubert.....................................     5,950         3,260          3,740

     In connection with the JRM merger in July 1999, all unexercised options to acquire JRM Common Stock ("JRM stock options") became vested options to purchase a comparable amount of our Common Stock. As a result of the JRM merger, Messrs. Tetrault, Rawle and Gaubert received Company stock options for JRM stock options as follows:

                                                              JRM            COMPANY
                            NAME                         STOCK OPTIONS    STOCK OPTIONS
                            ----                         -------------    -------------
     Tetrault..........................................     36,360           46,672
     Rawle.............................................     48,500           62,255
     Gaubert...........................................     12,950           16,623

(5) Amounts shown for the nine-month period ended December 31, 1999 include (a) our matching contributions to the McDermott Thrift Plan in the amount of $3,600 for each Named Executive Officer and (b) the value of insurance premiums we paid for Messrs. Tetrault, Rawle, Womack, Wood, and Gaubert in the amounts of $258, $162, $714, $188, and $162, respectively.

(6) Compensation information for fiscal year 1997 only reflects the amounts we paid Mr. Tetrault from the time he joined the Company on March 1, 1997 to March 31, 1997.

(7) Bonus paid to Mr. Tetrault in connection with his election as the Company's Vice Chairman of the Board and CEO on March 1, 1997.

(8) Compensation information for fiscal year 1997 only reflects the amounts we paid Mr. Wood from the time he joined the Company in June 1996 through March 1997.

OPTION EXERCISES AND PERIOD END VALUE TABLE

     The following table provides information concerning the exercise of stock options during the nine-month period ended December 31, 1999 by each of the Named Executive Officers and the value at December 31, 1999 of unexercised options held by those persons. As of December 31, 1999 (when the fair market value of our Common Stock was $9.0625, per share), none of the stock options currently held by our officers were "in the money." The actual value realized on option exercise will depend on the value of our Common Stock at the time of exercise. Our Compensation Committee is considering providing officers and other key employees of the Company and its subsidiaries with the opportunity to convert their stock options into units of deferred restricted stock. See "Report on Executive Compensation -- Long Term Incentives -- Stock Options."

            AGGREGATED OPTION EXERCISES DURING THE NINE-MONTH PERIOD
                            ENDED DECEMBER 31, 1999
                          AND PERIOD END OPTION VALUES

                              NUMBER OF                    TOTAL NUMBER OF          TOTAL VALUE OF UNEXERCISED,
                               SHARES                  UNEXERCISED OPTIONS HELD      IN-THE-MONEY OPTIONS HELD
                              ACQUIRED                       AT 12/31/99                    AT 12/31/99
                                 ON        VALUE     ----------------------------   ----------------------------
NAME                          EXERCISE    REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          ---------   --------   -----------    -------------   -----------    -------------
R.E. Tetrault
  Common Stock..............      0         $--        300,596         174,176          $0              $0
R.H. Rawle
  Common Stock..............      0         $--         72,765               0          $0              $0
E.A. Womack, Jr.
  Common Stock..............      0         $--         84,567          26,498          $0              $0
J.F. Wood
  Common Stock..............      0         $--         27,784          22,636          $0              $0
D.R. Gaubert
  Common Stock..............      0         $--         77,987          21,795          $0              $0

RETIREMENT PLANS

     Pension Plans. We maintain funded retirement plans covering substantially all our regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. Officers who are employees of the Company or certain of its subsidiaries, including McDermott Incorporated and The Babcock & Wilcox Company ("B&W"), are covered under The Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Retirement Plan"). Under the McDermott Retirement Plan, salaried B&W employees hired prior to April 1, 1998, regardless of whether they subsequently became employees of the Company or another participating subsidiary ("B&W Tenured Employees"), accrue pension benefits under a different formula than other salaried employees. Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Plan"). Employees do not contribute to either of these plans, and company contributions are determined on an actuarial basis. An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of unfunded excess benefit plans maintained by them (the "Excess Plans").

     The benefit amounts payable under the McDermott Retirement Plan to any covered employee hired after April 1, 1998 are the same as those payable to employees covered under the J. Ray McDermott Retirement Plan. The following table shows the annual benefit payable to such employees under the McDermott Retirement Plan and to J. Ray McDermott employees under the J. Ray McDermott Retirement Plan, at age 65 (the normal retirement age), who retire in 2000 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 successive months out of the 120 successive months before retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of December 31, 1999, Mr. Rawle had Final Average Earnings of $254,209 and 21.3 years of credited service under the J. Ray McDermott Retirement Plan and Mr. Gaubert had Final Average Earnings of $254,816 and 28.4 years of credited service under the McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

        MCDERMOTT RETIREMENT PLAN BENEFITS FOR NON-B&W TENURED EMPLOYEES
                 AND J. RAY MCDERMOTT RETIREMENT PLAN BENEFITS

FINAL                          ANNUAL BENEFITS (IN DOLLARS) AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE                  ----------------------------------------------------------------------------------
EARNINGS                   10          15          20          25           30           35           40
--------                 ------      ------      ------      -------      -------      -------      -------
200,000                  31,614      47,421      63,227       79,034       94,841      110,648      126,455
250,000                  39,947      59,921      79,894       99,868      119,841      139,815      159,788
300,000                  48,280      72,421      96,561      120,701      144,841      168,981      193,122

     The following table shows the annual benefit payable under the McDermott Retirement Plan at age 65 (the normal retirement age) to B&W Tenured Employees who retire in 2000 in accordance with the lifetime only method of payment. B&W benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the 60 successive months out of the 120 successive months prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the McDermott Retirement Plan at December 31, 1999 for Messrs. Tetrault, Womack and Wood were $770,054 and 24.4 years, $477,523 and 24.3 years and $341,325 and 27.4 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

          MCDERMOTT RETIREMENT PLAN BENEFITS FOR B&W TENURED EMPLOYEES

B&W
FINAL                            ANNUAL BENEFITS (IN DOLLARS) AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE                  -------------------------------------------------------------------------------------
EARNINGS                   10           15           20           25           30           35           40
--------                 -------      -------      -------      -------      -------      -------      -------
300,000                   37,500       56,250       75,000       93,750      112,500      131,250      150,000
400,000                   50,000       75,000      100,000      125,000      150,000      175,000      200,000
500,000                   62,500       93,750      125,000      156,250      187,500      218,750      250,000
600,000                   75,000      112,500      150,000      187,500      225,000      262,500      300,000
700,000                   87,500      131,250      175,000      218,750      262,500      306,250      350,000
800,000                  100,000      150,000      200,000      250,000      300,000      350,000      400,000

     Supplemental Executive Retirement Plan. The Company maintains an unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP covers certain officers of the Company and other designated companies, including McDermott Incorporated, J. Ray McDermott and B&W. Generally, benefits are based on a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final three-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or three-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. The maximum benefit may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such three-year average cash compensation. Payments under the SERP are reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the

Company or any of its subsidiary companies. The SERP also provides a surviving spouse death benefit. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Gaubert, Rawle, Tetrault, Womack and Wood at retirement age is 60% of each such person's final three-year average cash compensation.

     We have established a trust (the assets of which constitute corporate assets) designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although we would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to our failure to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and began receiving annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire before an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                            APPROVAL OF SELECTION OF
                          INDEPENDENT ACCOUNTANTS FOR
                                FISCAL YEAR 2000

                                    (ITEM 2)

     Upon the recommendation of the Audit Committee, our Board of Directors has approved the selection of PricewaterhouseCoopers to serve as independent accountants to audit our accounts for the fiscal year ending December 31, 2000. Although not required to do so, our Board of Directors is submitting the selection of PricewaterhouseCoopers to our shareholders for their approval. PricewaterhouseCoopers served as our independent accountants for the nine-month period ended December 31, 1999 and the fiscal year ended March 31, 1999. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Our Board of Directors recommends that shareholders vote "FOR" the selection of PricewaterhouseCoopers as our independent accountants.

                              CERTAIN TRANSACTIONS

     Newfield Exploration Company ("Newfield"), a company of which Joe B. Foster, one of our directors, is the Non-executive Chairman of the Board, manages and operates an offshore producing oil and gas property for one of J. Ray McDermott's subsidiaries under a production and operation agreement. Under the agreement, this subsidiary is required to pay Newfield (i) an operations management fee of $10,580 per month, (ii) a marketing services fee at a rate of $.01/MMBTU with a minimum monthly fee of $1,500, (iii) a minimum accounting and property supervision fee of $5,000 per month and (iv) certain other costs incurred by Newfield in connection with the agreement. During the nine-month period ended December 31, 1999, this subsidiary paid approximately $464,000 to Newfield under the agreement. We estimate that this subsidiary will pay Newfield approximately $720,000 under the agreement in the current year.

     Another subsidiary of J. Ray McDermott periodically enters into agreements to design, fabricate or install offshore pipelines or structures for Newfield. Newfield paid that subsidiary approximately $1.9 million for the work performed under these agreements during the nine-month period ended December 31, 1999. We estimate that approximately $1.8 million will be paid by Newfield to this subsidiary for work performed in the current year pursuant to these types agreements.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the nine-month period ended December 31, 1999.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder who wishes to have a qualified proposal considered for inclusion in our 2001 proxy statement must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 30, 2000. With such proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for any claim of beneficial ownership.

     Moreover, any shareholder who intends to submit a proposal for consideration at our 2001 Annual Meeting, but not for inclusion in our proxy materials, or intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must
(1) be received at our executive offices no earlier than January 3, 2001 or later than February 1, 2001 and (2) satisfy certain requirements. A copy of the pertinent by-law provisions can be obtained from our Corporate Secretary on written request.

                                            By Order of the Board of Directors,

                                            /s/ JOHN T. NESSER, III
                                            JOHN T. NESSER, III
                                            Secretary

Dated: March 30, 2000

                      [McDermott International, Inc. logo]

                         MCDERMOTT INTERNATIONAL, INC.

P                     SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints John T. Nesser, III and Daniel R.
R Gaubert, or either of them, as attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of McDermott International, Inc. (the "Company") which
O the undersigned may be entitled to vote at the Company's Annual Meeting of Shareholders to be held on May 2, 2000 and at any adjournment of such meeting, with all powers which the undersigned
X         would possess if personally present.

          PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND
Y         PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

          The undersigned acknowledges receipt of the Company's Report for the Nine-month Period ended December 31, 1999 and its Notice of Annual Meeting of Shareholders and related Proxy Statement.





                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
 o PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE o







                         MCDERMOTT INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 2, 2000
                                   9:30 A.M.
                           SHERATON NEW ORLEANS HOTEL
                             GRAND BALLROOM D AND E
                                500 CANAL STREET
                             NEW ORLEANS, LOUISIANA

[X}   Please mark your                                        1317
      votes as in this
      example.

  IMPORTANT-PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:
1. Nominees as Class III Directors: 01. Robert L. Howard, 02. Roger E. Tetrault, and 03. John N. Turner.


         WITHHOLD AUTHORITY
 FOR      for all nominees
 [ ]           [ ]



INSTRUCTION: To withhold authority to          2. Selection of PricewaterhouseCoopers LLP as the    FOR     AGAINST      ABSTAIN
vote for any individual nominee,                  Company's independent accountants for the fiscal  [ ]       [ ]          [ ]
write that nominee's name in the                  year ending December 31, 2000.
space provided below:







-----------------------------------




                                                                -------------------------------------------
                                                                             ANNUAL REPORT

                                                                MARK here to discontinue annual report
                                                                mailing for the account (for multiple-  [ ]
                                                                account holders only).
                                                                -------------------------------------------

                                                                Every properly signed Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the election of Directors and each other proposal.
                                                                The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.


SIGNATURE(S)                            DATE
             -----------------------         ------------

(Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing.)

--------------------------------------------------------------------------------

    o FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE o



                         MCDERMOTT INTERNATIONAL, INC.

Dear Shareholder:

McDermott International, Inc. encourages you to vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.


1.   To vote over the Internet:
          o Log on the Internet and go to the web site http://www.eproxyvote.com/mdr

2.   To vote over the telephone:
          o    On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)
          o    Outside of the U.S. and Canada call 201-536-8073.

Your electronic vote authorizes the names proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                         MCDERMOTT INTERNATIONAL, INC.

              THRIFT PLAN FOR EMPLOYEES OF MCDERMOTT INCORPORATED
             AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

                                 MARCH 30, 2000

To those individuals ("Plan Participants") who have an interest in McDermott International, Inc. Common Stock, par value $1.00 per share (the "Common Stock"), under the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "Thrift Plan"):

     We would like to give Plan Participants having an interest in shares of our Common Stock through the Thrift Plan the right to instruct the Trustee how to vote the shares of Common Stock representing their interest in the Thrift Plan.

     In order that you may have the same information as a shareholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott International, Inc.'s Annual Meeting of Shareholders and the related Proxy Statement. This information is being mailed to all shareholders of record as of March 23, 2000. This material is for your information only and need not be returned.

     Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in the shares of Common Stock held in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

     If the Trustee does not receive your instructions by April 25, 2000, the Trustee will vote your interest, in its discretion, in a manner consistent with its fiduciary responsibility under the Employee Retirement Income Security Act of 1974 or other legal requirements.

     This letter and the enclosed material relate only to your interest in the shares of Common Stock held in the Thrift Plan. It has no reference to other shares of our Common Stock which you may own. If you own other shares of Common Stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

                                            Very truly yours,

                                            /s/ Roger E. Tetrault

                                            R.E. Tetrault
                                            Chairman of the Board and
                                            Chief Executive Officer

          o Please fold and detach card at perforation before mailing o


                        CONFIDENTIAL VOTING INSTRUCTIONS
                         TO: THE VANGUARD GROUP, TRUSTEE
          UNDER THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
              AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

The undersigned participant in the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "Thrift Plan") hereby directs The Vanguard Group, the Trustee of the Thrift Plan, to vote all the shares of common stock of McDermott International, Inc. (the "Company") held in the undersigned's Thrift Plan account at the Company's Annual Meeting of Shareholders to be held in the Grand Ballroom D and E of the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana, on Tuesday, May 2, 2000, at 9:30 a.m. local time and at any adjournment of such meeting, as indicated on the reverse side of this voting instruction form.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If not otherwise specified, properly signed voting instruction forms will be voted "FOR" the election of all directors and each other proposal.

The undersigned acknowledges receipt of the Company's Report for the Nine-month Period ended December 31, 1999, and its Notice of Annual Meeting of Shareholders and related Proxy Statement.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

[THE VANGUARD GROUP LOGO]                                        [POSTAGE STAMP]



                                   o Please fold and detach card at perforation before mailing o

PLEASE MARK YOUR CHOICE LIKE THIS       [X] IN DARK INK AND SIGN AND DATE BELOW.               FOR     WITHHOLD AUTHORITY
                                                                                                       FOR ALL NOMINEES

                                                                                               [  ]           [  ]
1. NOMINEES OF CLASS III DIRECTORS:
   01. Robert L. Howard       02. Roger E. Tetrault     03. John N. Turner.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

-----------------------------------------------------------------------------------            FOR       AGAINST        ABSTAIN

2. Selection of PricewaterhouseCoopers LLP as the Company's independent accountants            [  ]        [  ]          [  ]
   for the fiscal year ending December 31, 2000.


                                                                                               (Signature should be the same as the
                                                                                               name on the Thrift Plan accounts.
                                                                                               Executors, administrators, trustees,
                                                                                               etc., should indicate when signing.)


                                                                                               -------------------------------------
                                                                                               SIGNATURE

                                                                                               DATE
                                                                                                   ---------------------------------

                          McDERMOTT INTERNATIONAL, INC.

          THRIFT PLAN FOR SALARIED EMPLOYEES OF BABCOCK & WILCOX CANADA

                                 MARCH 30, 2000

To those individuals ("Plan Participants") who have an interest in McDermott International, Inc. Common Stock, par value $1.00 per share (the "Common Stock"), under the Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the "Thrift Plan"):

     We would like to give Plan Participants having an interest in shares of our Common Stock through the Thrift Plan the right to instruct the Trustee how to vote the shares of Common Stock representing their interest in the Thrift Plan.

     In order that you may have the same information as a shareholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott International, Inc.'s Annual Meeting of Shareholders and the related Proxy Statement. This information is being mailed to all shareholders of record as of March 23, 2000. This material is for your information only and need not be returned.

     Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in the shares of Common Stock held in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

     If the Trustee does not receive your instructions by April 20, 2000, the Trustee will not vote your shares.

     This letter and the enclosed material relate only to your interest in the shares of Common Stock held in the Thrift Plan. It has no reference to other shares of our Common Stock which you may own. If you own other shares of Common Stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

                                  Very truly yours,

                                      /s/ ROGER E. TETRAULT

                                      Roger E. Tetrault
                                      Chairman of the Board and
                                      Chief Executive Officer

                        CONFIDENTIAL VOTING INSTRUCTIONS
               TO: THE TRUST COMPANY OF BANK OF MONTREAL, TRUSTEE
     UNDER THE THRIFT PLAN FOR SALARIED EMPLOYEES OF BABCOCK & WILCOX CANADA

The undersigned participant in the Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the "Thrift Plan") hereby directs The Trust Company of Bank of Montreal, the Trustee of the Thrift Plan, to vote all the shares of common stock of McDermott International, Inc. (the "Company") held in the undersigned's Thrift Plan account at the Company's Annual Meeting of Shareholders to be held in the Grand Ballroom D and E of the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana, on Tuesday, May 2, 2000, at 9:30 a.m. local time and at any adjournment of such meeting, as indicated below.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If not otherwise specified, properly signed voting instruction forms will be voted "FOR" the election of all directors and each other proposal.

The undersigned acknowledges receipt of the Company's Report for the Nine-month Period ended December 31, 1999, and its Notice of Annual Meeting of Shareholders and related Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN DARK INK AND SIGN AND DATE WHERE INDICATED BELOW AND PROMPTLY RETURN THIS VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE.


1.       NOMINEES OF CLASS III DIRECTORS

[ ]      VOTE FOR ALL              [ ]    WITHHOLD FROM
        (except as marked [X] to          VOTING FOR ALL
         the contrary below)

[ ]      Robert L. Howard

[ ]      Roger E. Tetrault

[ ]      John N. Turner


2.   Selection of PricewaterhouseCoopers LLP as the       For              Against           Abstain
     Company's independent accountants for the fiscal     [ ]                [ ]               [ ]
     year ending December 31, 2000.

                                                          (Signature should be the same as the name on Thrift
                                                          Plan accounts. Executors, administrators, trustees,
                                                          etc., should indicate when signing.)



                                                          -----------------------------------       ---------
                                                          SIGNATURE                                 DATE
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